Exhibit 10.14

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of September 27, 2010, among Voto—Votorantim Overseas Trading Operations V Limited (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, Votorantim Participações S.A. (“VPar”), Votorantim Cimentos S.A. (formerly known as Votorantim Cimentos Brasil S.A.) (“VC”), Companhia Brasileira de Alumínio (“CBA” and, together with VPar and VC, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, and the Trustee have entered into the Indenture, dated as of September 25, 2009 (as amended by the First Supplemental Indenture dated as of August 31, 2010, the “Indenture”), providing for the issuance of the Company’s 6.625% Senior Notes due 2019 (the “Securities”);

WHEREAS, Section 9.2 of the Indenture permits the Company, the Guarantors and the Trustee to amend or supplement the Indenture as set forth in Sections 2.1 through 2.9 of this Second Supplemental Indenture with the consent of holders of a majority in aggregate principal amount of the outstanding Securities (not including any Securities that are owned by the Company or any of its affiliates);

WHEREAS, holders of a majority in aggregate principal amount of the outstanding Securities (not including any Securities that are owned by the Company or any of its affiliates) have consented to the amendments to the Indenture set forth in Sections 2.1 through 2.9 of this Second Supplemental Indenture;

WHEREAS, Section 9.1 of the Indenture permits the Company, the Guarantors and the Trustee to amend the Indenture as set forth in Sections 2.10 and 2.11 of this Second Supplemental Indenture without the consent of any holder of Securities in order to cure any ambiguity or inconsistency in the Indenture;

WHEREAS, pursuant to the terms of the consent solicitation to which this Second Supplemental Indenture relates, a consent payment will be made to certain holders of the Securities within five business days of the expiration of such consent solicitation;

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by the Board of Directors of the Company and the Guarantors;

WHEREAS, the Trustee has received an Officers’ Certificate (as defined in the Indenture) in accordance with Section 6.3 of the Indenture and an Opinion of Counsel (as defined in the Indenture) in accordance with Sections 1.2 and 9.3 of the Indenture; and

WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized and required to execute and deliver this Second Supplemental Indenture and pursuant to Section 9.4 of the Indenture, this Second Supplemental Indenture shall form a part of the Indenture for all purposes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and proportionate benefit of the holders of Notes as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

2. Amendments to the Indenture. The following sections of the Indenture are hereby amended as set forth below:

2.1. Section 1.1 Definitions. Section 1.1 of the Indenture is hereby amended to include the following additional terms:

“OECD” means the Organisation for Economic Co-operation and Development.

“Voto VI Indenture” means the Indenture dated as of April 5, 2010, among Voto-Votorantim Limited, as issuer, Deutsche Bank Trust Company Americas, as trustee, The Bank of Tokyo-Mitsubishi UFJ Ltd., as principal paying agent, Deutsche Bank Trust Company Americas, as transfer agent, paying agent and security registrar, and VPar, VC and CBA, as guarantors, pursuant to which the U.S.$750,000,000 6.75% Senior Notes due 2021 were issued.

2.2. Section 1.1 Definitions. The following definitions set forth in Section 1.1 of the Indenture are hereby amended and restated to read in their entirety as follows:

“Outstanding,” when used with respect to the Securities, means, as of the date of determination, all the Securities theretofore authenticated and delivered under this Indenture (including, as of such date, all the Securities represented by Global Securities authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Security, as such reduction or reductions shall have been endorsed on such Global Security by the Trustee as provided herein and, except:

(i)	the Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	the Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be repurchased, notice of such repurchase has been duly given pursuant to this Indenture; and

(iii)	securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means each of S&P and Moody’s, provided that if either of S&P or Moody’s ceases to rate the Securities or fails to make a rating on the Securities publicly available, the Company or the Guarantors will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

2.3. Section 9.1 Supplemental Indentures Without Consent of Holders. Section 9.1 of the Indenture is hereby amended to (i) replace the “.” at the end of clause (11) with “; or” and (ii) add a new clause (12):

(12) to make any other change to conform this Indenture to the Voto VI Indenture to the extent such change is not prohibited by Section 9.2(1) – (4).

2.4. Section 10.11 Negative Covenants of the Company. Section 10.11 of the Indenture is hereby amended and restated to read in its entirety as follows:

Section 10.11 Negative Covenants of the Company

The Company shall not, so long as any of the Securities are Outstanding:

(i)	engage in any business or enter into, or be party to, any transaction or agreement, except (A) the issuance, sale, redemption, repurchase, or defeasance of the Securities (including any additional Securities) and any other Indebtedness for the financing of VPar and its subsidiaries not otherwise prohibited by this Indenture and activities incidentally related thereto, (B) enter into affiliate debt transactions, including import and export financing transactions, with regards to proceeds from the Securities (including any additional Securities) and any other Indebtedness not otherwise prohibited by this Indenture, (C) enter into hedging agreements not for speculative purposes, (D) as required by law, (E) in order to maintain its existence as a corporation, and (F) in connection with any transaction not otherwise prohibited under this covenant;

(ii)	acquire or own any Subsidiary or other assets or properties, except (A) an interest in hedging agreements relating to its Indebtedness and instruments evidencing interests in the foregoing, (B) cash, Cash Equivalents or Marketable Securities, (C) any assets related to affiliate debt transactions, including import and export financing transactions and any other Indebtedness not otherwise prohibited by this Indenture, (D) the Securities and other Indebtedness not otherwise prohibited by this Indenture, and (E) other nonmaterial assets and properties;

(iii)	Incur or suffer to exist any Lien upon any properties or assets whatsoever, except (A) Liens imposed by law and (B) any Liens that in the aggregate are not material to the Company;

(iv)	enter into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, except (A) to the extent that it complies with the conditions set forth in Section 8.1 and (B) with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction;

(v)	declare or pay any dividends or make any distribution of its assets; or

(vi)	take or omit to take any action, or consent to actions or omissions, that could lead to the entry of a decree, order or other action by a court placing the Company in bankruptcy, liquidation or similar proceedings or otherwise declaring the Company insolvent.

2.5. Section 10.12 Limitation on Liens of the Guarantors. Section 10.12 of the Indenture is hereby amended and restated to read in its entirety as follows:

Section 10.12 Limitation on Liens of the Guarantors

So long as any of the Securities are Outstanding, none of the Guarantors may, or may permit any of their respective Designated Subsidiaries to, Incur or suffer to exist any Lien on or with respect to any property, assets or Capital Stock now owned or hereafter acquired by such Guarantor or Designated Subsidiary to secure any Indebtedness without making, or causing such Designated Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with (or prior to) such Indebtedness as to such property, assets or Capital Stock for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of such Guarantor or Designated Subsidiary which is subordinate in right of payment to the Securities, prior to such Indebtedness as to any such property, assets or Capital Stock for so long as such Indebtedness will be so secured.

The foregoing restrictions shall not apply to:

(i)	any Lien on the inventory or receivables and related assets (other than those described in clause (iii) below) of any of the Guarantors or any Designated Subsidiary securing obligations:

(a)	under any short term lines of credit, entered into in the normal course of business; or

(b)	under any working capital facility;

(ii)	Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fee and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the Closing Date; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and (c) other than any unimproved real property on which the property so constructed, or the improvement, is located shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property;

(iii)	Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in connection with any Securitization Transaction provided that the aggregate amount of any Receivables sold or transferred in such Securitization Transaction securing Indebtedness shall not exceed (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(iv)	Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other Brazilian governmental development bank or credit agency, or (ii) any international or multilateral development bank, government- sponsored agency, export-import bank or official export-import credit insurer;

(v)	Liens existing on the Closing Date;

(vi)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(vii)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(viii)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(ix)	Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(x)	Liens securing obligations under hedging agreements not for speculative purposes;

(xi)	any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (ii), (iv), (v), (vi) or

(vii) above; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(xii)	any Lien that does not fall within clauses (i) through (xi) above and that secures Indebtedness which, exclusive of Indebtedness secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 15% of Consolidated Net Tangible Assets.

2.6. Section 10.19 Ranking. Section 10.19 of the Indenture is hereby amended and restated to read in its entirety as follows:

Section 10.19 Ranking

The Company and each Guarantor shall ensure that the Securities and its Guarantee, respectively, will constitute general unsecured and unsubordinated obligations of the Company or such Guarantor, respectively, and will rank at least equally to all other present and future unsecured and unsubordinated obligations of the Company and such Guarantor, respectively (other than obligations preferred by statute or by operation of law). No obligation will be considered to be senior to the Securities or the Guarantees by virtue of being secured on a first or junior priority basis.

2.7. Section 10.20 Notice of Certain Events. Section 10.20 of the Indenture is hereby amended and restated to read in its entirety as follows:

Section 10.20 Notice of Certain Events

The Company shall provide and the Guarantors shall ensure that the Company shall provide, copy to S&P and Moody’s of any notice given to the Trustee of the type referred to in Section 10.8(b) .

2.8. Section 10.22 Additional Information for Rating Agencies. Section 10.22 of the Indenture is hereby amended and restated to read in its entirety as follows:

Section 10.22 Additional Information for Rating Agencies

So long as any Securities remain outstanding, the Company and the Guarantors shall:

(a)	so far as permitted by law, at all times give S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, such information as they shall reasonably request in order that they may perform their functions as a Rating Agency in respect of the Securities;

(b)	inform S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, as soon as reasonably practicable of any amendments or modifications that have been or are proposed to be made to the Indenture or the Guarantees; and

(c)	in addition to copies of notices specifically referred to herein, send a copy to S&P and Moody’s, for so long as S&P and Moody’s are rating the Securities, of all notices sent by them to the Trustee under the terms of this Indenture, other than routine notices.

2.9. Section 16.1 Substitution of the Issuer. The Indenture is hereby amended to add a new Article 16 which shall read in its entirety as follows:

ARTICLE 16

Section 16.1 Substitution of the Issuer

Notwithstanding any other provision contained in this Indenture,

(a) the Company may, without the consent of the Holders of the Securities (and by subscribing for any Securities, each Holder of the Securities expressly consents to it), be replaced and substituted by (1) any Guarantor or (2) any Wholly Owned Subsidiary of a Guarantor as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Securities provided that:

(1) such documents shall be executed by the Substituted Debtor, the Company, VPar and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all Company’s obligations under this Indenture (together, the “Issuer Substitution Documents”) and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favor of each Holder of the Securities to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Substituted Debtor had been named in the Securities and this Indenture as the principal debtor in respect of the Securities in place of the Company (or any previous substitute) and pursuant to which the Guarantors shall unconditionally and irrevocably guarantee (the “Substitution Guarantees”) in favor of each Holder of the Securities the payment of all sums payable by the Substituted Debtor as such principal debtor on the same terms mutatis mutandis as the Securities, and, subject to paragraphs (c) and (e) below, the covenants, Events of Default and other relevant provisions shall continue to apply to the Company as if no such substitution had occurred, it being the intent that the rights of Holders of the Securities in respect of the Securities shall be unaffected by such substitution;

(2) without prejudice to the generality of the preceding paragraph, where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Cayman Islands, the Issuer Substitution Documents shall contain a covenant by the Substituted Debtor and/or such other provisions as may be necessary to ensure that each Holder of the Securities has the benefit of a covenant in terms corresponding to the obligation of the Company and the Guarantors in respect of the payment of Additional Amounts set forth in Section 10.10, with the substitution for the references to the Cayman Islands of references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes.

(3) the Issuer Substitution Documents shall also contain a covenant by the Substituted Debtor and the Guarantors to indemnify and hold harmless each Holder of the Securities, the Trustee, the Agents and each other against the actual amount of all taxes or duties required to be paid (including any taxes or duties imposed on the receipt of such indemnity payments) which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against such Holder as a result of any substitution pursuant to the conditions set forth in this section and which would not have been so incurred or levied had such substitution not been made;

(4) the Issuer Substitution Documents shall contain a representation and warranty by the Substituted Debtor and the Company that the Substituted Debtor and the Guarantors have obtained all necessary governmental and regulatory approvals and consents for such substitution and for the giving by the Guarantors of the Substitution Guarantees in respect of the obligations of the Substituted Debtor on the same terms mutatis mutandis as the Securities, that each of the Substituted Debtor and the Guarantors has obtained all necessary governmental and regulatory approvals and consents for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer Substitution Documents and that all such approvals and consents are in full force and effect;

(5) each stock exchange which has the Securities listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor, the Securities would continue to be listed on such stock exchange;

(6) the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of lawyers in the country of incorporation of the Substituted Debtor, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Debtor, such opinion(s) to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(7) the Guarantors shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of Brazilian lawyers acting for the Guarantors to the effect that the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the Guarantors, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(8) the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of New York lawyers to the effect that (A) the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the parties thereto under New York law, (B) no consent, approval, authorization, or order of any United States federal or New York state court, governmental agency or regulatory body is required for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer Substitution Documents, except as may be required under the state securities laws of any jurisdiction in the United States, and (C) it is not necessary to register the Securities or the Substitution Guarantees under the Securities Act in connection with the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Securities at the specified offices of the Trustee;

(9) the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities or the Issuer Substitution Documents;

(10) there is no outstanding Event of Default in respect of the Securities;

(11) any credit rating assigned to the Securities will remain the same or be improved when the Substituted Debtor replaces and substitutes the Company in respect of the Securities;

(12) the substitution complies with all applicable requirements under Brazilian law; and

(13) the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents do not require registration under the Securities Act.

(b) Upon effectiveness of the substitution, the Substituted Debtor and the Guarantors shall deliver to the Trustee an Officer’s Certificate, executed by an authorized officer, certifying that the terms of this section have been complied with and attaching copies of all documents contemplated herein.

(c) Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph(a), the Substituted Debtor shall be deemed to be named in the Securities as the principal debtor in place of the Company (or of any previous substitute under these provisions) and the Securities shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Company (or such previous substitute as aforesaid) from all its obligations in respect of the Securities and its obligation to indemnify the Trustee and Agents under this Indenture.

(d) The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Security remains outstanding and for so long as any claim made against the Substituted Debtor or the Guarantors by any Holder of the Securities in relation to the Securities or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor and the Guarantors shall acknowledge in the Issuer Substitution Documents the right of every Holder of the Securities to the production of the Issuer Substitution Documents for the enforcement of any of the Securities or the Issuer Substitution Documents.

(e) Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph (a), the Company will not be subject to the provisions of the covenant described above under Section 10.11 (“Negative Covenants of the Company”) and the Substituted Debtor will not be subject to the provisions of the covenant described above under Section 10.11.

(f) Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor shall give notice thereof to the Holders of the Securities in accordance with the provisions described under Section 1.6.

For the avoidance of doubt, the Company may be replaced and substituted by more than one Guarantor or Wholly Owned Subsidiary of a Guarantor (or any combination thereof) and each such Substituted Debtor’s liability may be limited with respect to the Securities; provided that such Substituted Debtors’ liability will be 100% of the aggregate principal amount of the Securities. If such substitution occurs, references to “Substituted Debtor” shall be to “Substituted Debtors” and other appropriate modifications shall be made as to make clear the meaning in this Section 15.1. “Wholly Owned Subsidiary” means any entity owned by a Guarantor or the Guarantors of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity shall at the time be owned by a Guarantor or Guarantors or by one or more Wholly Owned Subsidiaries of a Guarantor.

2.10. Section 1.6 Notice to Holders; Waiver. In accordance with Section 9.1(4) of the Indenture, the phrase “shall be given” is inserted after “notices to Holders” in the first sentence of the third paragraph of Section 1.6 .

2.11. Section 9.2 Supplemental Indentures with Consent of Holders. The reference to “Section 5.13” in Section 9.2 of the Indenture is hereby amended in accordance with Section 9.1(4) of the Indenture to refer to “Section 9.3”.

3. Confirmations. As amended by this Second Supplemental Indenture, the Indenture and the Securities are ratified and confirmed in all respects and remain in full force and effect, and the Indenture as so amended shall be read, taken and construed as one and the same instrument. Every Holder of Securities heretofore authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. In the case of a conflict between the Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.

4. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and in no way modify or restrict any of the terms or provisions of this Second Supplemental Indenture.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

VOTO—VOTORANTIM OVERSEAS TRADING OPERATIONS V LIMITED
as Issuer

By:	/s/ Alfredo Ferreira Villares
	Name:	Alfredo Ferreira Villares
	Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Jurídico

VOTORANTIM PARTICIPAÇÕES S.A., as Guarantor

By:	/s/ Alfredo Ferreira Villares
	Name:	Alfredo Ferreira Villares
	Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Jurídico

VOTORANTIM CIMENTOS S.A., as Guarantor

By:	/s/ Alfredo Ferreira Villares
	Name:	Alfredo Ferreira Villares
	Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Jurídico

Signature Page to Voto V Second Supplemental Indenture

COMPANHIA BRASILEIRA DE ALUMÍNIO,
as Guarantor

By:	/s/ Alfredo Ferreira Villares
	Name:	Alfredo Ferreira Villares
	Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Jurídico

Signature Page to Voto V Second Supplemental Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ David Contino
	Name:	DAVID CONTINO
	Title:	VICE PRESIDENT

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Associate

Signature Page to Voto V Second Supplemental Indenture